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                                                            EXHIBIT 3.2



                           CERTIFICATE OF AMENDMENT OF
                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                              JAVELIN SYSTEMS, INC.



     JAVELIN SYSTEMS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that:

     1. The name of the Corporation is Javelin Systems, Inc. The Corporation was originally incorporated under the name Sunwood Research, Inc. The Certificate of Incorporation for Sunwood Research, Inc. was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on September 19, 1995.

     2. Pursuant to an Action by Unanimous Written Consent in lieu of a meeting of the Board of Directors of the Corporation, the Corporation adopted resolutions setting forth a proposed Amendment to Amended and Restated Certificate of Incorporation of the Corporation, declaring said Amendment to Amended and Restated Certificate of Incorporation to be advisable and authorizing the officers of the Corporation to present the proposed Amendment to Amended and Restated Certificate of Incorporation to the stockholders of the Corporation for their consideration.

     3. Thereafter, the proposed Amendment to Amended and Restated Certificate of Incorporation of the Corporation was approved by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon at a duly convened annual meeting of stockholders called in accordance with Section 222 of the DGCL.

     4. Pursuant to Sections 242 of the DGCL, this Amendment to Amended and Restated Certificate of Incorporation amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation filed with the Secretary of State on January 12, 1999.

     5. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 141 and 242 of the DGCL.

     6. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

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                  "FIRST. The name of the Corporation is Aspeon, Inc."

                  IN WITNESS WHEREOF, Javelin Systems, Inc. has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this 28th day of December, 1999.

                                      JAVELIN SYSTEMS, INC.

                                      By:   /s/  RICHARD STACK
                                      ----------------------------------
                                      Richard Stack, President and Chief
                                      Executive Officer

ATTEST:

By: /s/ HORACE HERTZ
   -------------------------
    Horace Hertz, Secretary